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                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is effective January 01, 2002, between Coinless Systems, Inc., a Nevada Corporation, located at 3720 West Oquendo Road, Suite 101, Las Vegas, NV 89118 hereinafter referred to as "CORPORATION", and John W. Stoll, the employee hereinafter referred to as "EMPLOYEE". The purpose of this Agreement is to define the terms on which CORPORATION employs EMPLOYEE.

         1. EMPLOYMENT. CORPORATION hereby employs EMPLOYEE and EMPLOYEE hereby accepts such employment on the terms and conditions herein contained.

         2. TERM. The term of the agreement shall be from date hereof until December 31, 2004. This Agreement shall be renewed upon expiration on such reasonable terms as negotiated between CORPORATION and EMPLOYEE.

         3. COMPENSATION. EMPLOYEE shall be paid an annual base salary of $100,000, payable in bimonthly installments in accordance with CORPORATIONS standard payroll structure, subject however, to modification as agreed by CORPORATION and EMPLOYEE. The annual base salary is subject to annual review at the end of each calendar year.

         Further EMPLOYEE shall be entitled to additional compensation for sales and marketing responsibilities on behalf of CORPORATIONS business ventures outside of the Gaming Industry. Such compensation shall be negotiated between CORPORATION and EMPLOYEE outside of this Agreement as they occur.

         In addition to the foregoing, as additional compensation CORPORATION shall issue EMPLOYEE one hundred thousand (100,000) shares of CORPORATION'S R-144 restricted stock at a price of $.00 per share, per year. In addition, in lieu of a commission plan, Company will make available one hundred thousand (100,000) shares of R-144 Restricted stock with a strike price of $.19 per share. The Employee must exercise his option on the second one hundred thousand (100,000) shares within 30 (thirty) months after he qualifies. All shares will be issued beginning on the anniversary date of the first year of employment and continue on annually for the duration of this contract.

         4. DUTIES. EMPLOYEE is employed in the capacity of Vice President of Sales & Marketing. In this capacity EMPLOYEE'S duties and responsibilities on behalf of the CORPORATION shall be to advise, consult, and coordinate all sales and marketing matters in the Gaming Market and any other ventures CORPORATION enters into.

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         5. REIMBURSEMENT FOR EXPENSES. CORPORATION shall reimburse EMPLOYEE for all travel expenses. EMPLOYEE shall submit receipts to CORPORATION for reimbursement.

         6. VACATION. EMPLOYEE shall be entitled each year to four (4) weeks vacation during which time his salary shall be paid in full. EMPLOYEE shall take his vacation at such time or times as shall be approved by CORPORATION. EMPLOYEE shall be expected to use all vacation time in the year it is earned, EMPLOYEE shall not be able to accrue any vacation time in any year until the vacation time for the prior year has been fully used.

         7. LEAVES OF ABSENCE. Leaves of absence with full payment of salary may be granted to EMPLOYEE for attendance at conventions, education seminars, or other business activities approved by the CORPORATION.

         8. DISABILITY. EMPLOYEE shall be entitled to disability benefits pursuant to the terms of the CORPORATION'S disability benefits plan, if any.

         9. FRINGE BENEFITS. CORPORATION shall provide a company owned vehicle and a gasoline credit card for fuel expenses to EMPLOYEE. CORPORATION may, from time to time grant to EMPLOYEE such fringe benefits as CORPORATION may determine in its sole discretion. Notwithstanding anything herein contained, CORPORATION may discontinue, modify or alter any of said fringe benefits, at any time, due to economic, tax or other reasons, as determined in the sole discretion of the CORPORATION.

         10. TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary herein, either party may terminate this Agreement upon giving the other party thirty (30) days written notice. EMPLOYEE shall be entitled to compensation accrued and earned prior to the date of termination.

         Further should CORPORATION terminate EMPLOYEE without cause, CORPORATION shall pay EMPLOYEE six (6) months of wages as severance.

         11. TERMINATION FOR CAUSE. CORPORATION may terminate this Agreement at any time for cause, which shall mean the failure of the other to perform an essential condition or obligation of this Agreement. Any gross negligence or willful breach of the EMPLOYEE'S obligation under this Agreement, any use of illegal or controlled substances, excessive use of alcohol or prescription drugs, any acts of dishonesty, any violations to state or federal law, or any conduct harmful to CORPORATION'S business.

         12. RELATIONSHIP BETWEEN THE PARTIES. The relationship between the CORPORATION and EMPLOYEE is that of employer and an employee. As such, EMPLOYEE shall be entitled to participate in any profit-sharing plan, pension plan, medical reimbursements plan or disability insurance plan established by CORPORATION.

         CORPORATION and EMPLOYEE each agree as follows:

         A. All records of the accounts of CORPORATION, of any nature, whether existing at the time of EMPLOYEE'S employment, procured through the efforts of the EMPLOYEE, or obtained by EMPLOYEE from any other source, and whether prepared by EMPLOYEE or otherwise, shall be the exclusive property of the CORPORATION regardless of who actually purchased the original book, record or magnetic storage unit on which such information is recorded.

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         B.       All such books and records shall be immediately returned to
                  CORPORATION by EMPLOYEE on any termination of employment, whether or not any dispute exists between CORPORATION and EMPLOYEE at, regarding, and/or following the termination of employment.

         C. During the term of employment under this Agreement, EMPLOYEE will have access to and become acquainted with various trade secrets, consisting of formulas, programs, patterns, devices, inventions, processes, compilations of data and information, sources of data and information, records, and specifications, all of which are owned by CORPORATION and regularly used in the operation of CORPORATION'S business.

         D. All files, records, documents, drawings, specifications, programs, equipment and similar items relating to the business of CORPORATION, whether they are prepared by CORPORATION or by EMPLOYEE, or come into EMPLOYEE'S possession in any other way and whether or not they contain or constitute trade secrets owned by CORPORATION, are and shall remain the exclusive property of CORPORATION and shall not be removed from the premises of CORPORATION under any circumstances whatsoever without the prior written consent of CORPORATION.

         E. EMPLOYEE promises and agrees that EMPLOYEE shall not misuse, misappropriate, give, sell, furnish, nor disclose, whether for consideration or for no consideration, and whether or not during or following his employment with EMPLOYEE, or at any other time thereafter, any trade secrets described herein, directly or indirectly, or use them in any way or manner, for his own benefit or the benefit of others, except as required in the course and scope of EMPOYEE'S employment with CORPORATION. EMPLOYEE agrees and promises not to make known to other person, firm, or corporation, the names, addresses or any other information of any of CORPORATION'S customers or vendors, or call on, solicit, or take away any of the customers of CORPORATION on whom EMPLOYEE called on or with whom EMPLOYEE became acquainted with during his employment herein.

         F. EMPLOYEE agrees that the use or dissemination of any trade secrets as described above, whether by EMPLOYEE or by any other person or entity, constitutes unfair trade practices. EMPLOYEE agrees to not employ unfair trade practices whether during the time of this employ or at any time thereafter.

         13. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

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         14. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and writings with respect thereto. `Each party to this agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada. Any controversy or claim arising out of or related to this Agreement shall be settled in Nevada by arbitration in accordance with the Arbitrations Rules of the American Arbitration Association.

         16. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is sent by mail to the residence of EMPLOYEE or to the principal office in the case of CORPORATION.

         IN WITNESS WHEREOF, the CORPORATION and EMPLOYEE have executed this Agreement the day and year first above written.

COINLESS SYSTEMS, INC.
A NEVADA CORPORATION

By:      /S/ DENNIS SORENSON
         -----------------------------
         Dennis Sorenson,President/CEO

By:      /S/  JOHN W. STOLL
         -----------------------------
         JOHN W. STOLL, VICE PRESIDENT OF SALES & MARKETING

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